Exhibit 5.1

Snell & Wilmer L.L.P.

1700 S. Pavilion Center Drive, Suite 700

Las Vegas, NV 89135

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

May 9, 2025

Turtle Beach Corporation

15822 Bernardo Center Drive, Suite 105

San Diego, California 92127

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel for Turtle Beach Corporation, a Nevada corporation (the “Company”), in connection with the Company’s preparation of a Registration Statement on Form S-3 to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act for:

•

the proposed issuance and sale from time to time by the Company, together or separately and in one or more series (if applicable) of up to $200,000,000 in the aggregate of: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”); (iii) warrants for the purchase of Common Stock, Preferred Stock or any combination thereof (the “Warrants”); (iv) rights to purchase Common Stock, Preferred Stock Debt Securities, Units or any combination thereof (the “Rights”); (v) debt securities, which may be senior or subordinated or senior or subordinated convertible or exchangeable, and which may be issued in one or more series (the “Debt Securities”); and (vi) units consisting of any combination of Common Stock, Preferred Stock, Warrants or Rights (the “Units,” and together with the Common Stock, the Preferred Stock, the Warrants, the Rights and the Debt Securities, the “Primary Securities”); and

•

the proposed resale from time to time by the selling stockholder named in the Prospectuses (as defined below) of up to 3,450,000 shares of the Company’s Common Stock (the “Selling Stockholder Securities”).

Turtle Beach Corporation

May 9, 2025

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

The Primary Securities and the Selling Stockholder Securities are collectively referred to herein as the “Registered Securities.” The Registered Securities are to be sold from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act as set forth in the Registration Statement, the prospectuses contained therein (the “Prospectuses”) and any supplements to such prospectuses (each, a “Prospectus Supplement”).

In rendering the opinions stated herein, we have examined and relied upon the following:

A.	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

B.	the Prospectuses prepared in connection with the Registration Statement;

C.	an executed copy of a certificate of officer of the Company, dated as of a recent date (the “Officer’s Certificate”);

D.	the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended though the date hereof, as certified pursuant to the Officer’s Certificate;

E.	the Company’s Amended and Restated Bylaws, as amended and as currently in effect and as certified pursuant to the Officer’s Certificate;

F.

a copy of the resolutions of the board of directors of the Company, relating to the adoption, approval, authorization and/or ratification of (i) the Registration Statement and the registration of the Registered Securities; (ii) the issuance of the Selling Stockholder Securities; and (iii) other actions with regard thereto, as certified pursuant to the Officer’s Certificate;

G.	Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date; and

H.	such other documents we deemed necessary in order to issue the opinions below.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) at the time any Registered Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Securities Act and will comply with all applicable laws; (v) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing

Turtle Beach Corporation

May 9, 2025

the Primary Securities offered thereby and all related documentation and will comply with all applicable laws; (vi) that the Registered Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agent or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Primary Securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to the Primary Securities offered, that there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (x) with respect to any Primary Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Rights, such convertible Debt Securities, Warrants and Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; (xi) any Debt Securities or Warrants offered under the Registration Statement, and the related indenture and warrant agreement, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein; and (xii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1) With respect to shares of the Common Stock to be sold by the Company, when both: (a) the board of directors of the Company or a duly constituted and acting committee thereof (such board of directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of the Common Stock have been duly executed, countersigned, registered and delivered or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Common Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2) With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, including the adoption of a certificate of designations relating to such Preferred Stock as required by applicable law (a “Certificate of Designations”) and the filing of the Certificate of Designations as required by applicable law, and related matters; and (b) certificates representing the shares of the Preferred Stock have been duly

Turtle Beach Corporation

May 9, 2025

executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription, placement agent or similar agreement approved by the Board or (ii) upon the conversion or exercise of any Convertible Security to purchase Preferred Stock, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise as approved by the Board, in each case upon payment of the consideration therefor provided for therein (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3) The Selling Stockholder Securities have been duly authorized and are validly issued, fully paid and nonassessable.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

You have informed us that you intend to issue Primary Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Primary Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Primary Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectuses, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Registered Securities. It is understood that this opinion is to be used only in connection with the offer of the Registered Securities while the Registration Statement is in effect.

Turtle Beach Corporation

May 9, 2025

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.